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                                                                   EXHIBIT 10.10

                          SUBORDINATED LOAN AGREEMENT



     This Agreement is entered into as of December 22, 1998 by and Stericycle, Inc., a Delaware corporation ("Stericycle"), and the lenders whose names appear on the schedule of loan commitments attached as EXHIBIT A (the "Lenders").

                                   Background:

     Stericycle considers it prudent to obtain back-stop financing. The Lenders, all of whom are directors of Stericycle, are willing to provide this financing on the following terms. After canvassing other potential lenders, Stericycle believes that these terms are more favorable to Stericycle than the terms available from other lenders.

       Now, therefore, in consideration of the mutual promises, the parties agree as follows:

       1. DEFINITIONS. As used in this Agreement, the following terms have these meanings:

           CONTRACT means any legally binding contract, agreement, obligation, promise or undertaking (whether written or oral, and whether express or implied).

           CLOSING PRICE means the last reported sales price of a share of Common Stock on the Nasdaq National Market.

           COMMON STOCK means Stericycle's common stock, par value $.01 per share.

           LNB CREDIT AGREEMENT means the Credit Agreement, dated October 1, 1998, entered into by Stericycle, its wholly-owned subsidiaries, and LaSalle National Bank, for itself and as agent for the other lenders who may become parties or signatories to the credit agreement, as amended by a Master First Amendment Agreement, dated October 30, 1998, and as it may be further amended.

           PENDING OFFERING means Stericycle's pending underwritten offering of shares of Common Stock pursuant to the Registration Statement on Form S-3 that Stericycle filed with the Securities and Exchange Commission on August 4, 1998 (Registration No. 333-60591).

       2.  LOANS, NOTES AND WARRANTS.

           (a) LOAN COMMITMENTS. Subject to and upon the terms and conditions of this Agreement, each Lender commits to lend to Stericycle the amount shown opposite the Lender's name on the schedule of loan commitments attached as EXHIBIT A (the Lender's "Loan Commitment"), for a total loan commitment by the Lenders of $5,500,000 (the "Loan Commitment Amount").

           (b) BORROWINGS. Subject to and upon the terms and conditions of this Agreement, Stericycle shall have the right to borrow all or any portion of the Loan Commitment Amount from the Lenders at any time prior to March 1, 1999, upon five days' prior written request to the Lenders. If Stericycle initially borrows less than the full Loan Commitment Amount, Stericycle may borrow all or any portion of the remaining Loan Commitment Amount at any time prior to March 1, 1999, upon five days' prior written request to the Lenders. Stericycle shall not have the right to borrow on more than two occasions.

           (c) LOANS. Upon Stericycle's request, in accordance with Paragraph 1(b), to borrow all or any portion of the Loan Commitment Amount, each Lender shall make a loan to Stericycle (a "Loan") equal to the product of
       (i) the amount that Stericycle has requested to borrow multiplied by (ii) a


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       fraction, the numerator of which is the Lender's Loan Commitment, and the denominator of which is the full Loan Commitment Amount.

           (d) INTEREST. Interest shall accrue on each Loan at the rate of 6.0% per annum from disbursement of the Loan and shall be payable quarterly on March 31, June 30 and September 30, 1999 and on January 5, 2000.

           (e) MATURITY. The outstanding principal balance of each Loan, together with accrued but unpaid interest, shall be due and payable on the earlier of (i) 10 days after Stericycle's closing of the Pending Offering or (ii) January 5, 2000.

           (f) SUBORDINATION. As described in Paragraph 5, each Loan shall be subject and subordinate to Stericycle's indebtedness to LaSalle National Bank ("LNB") and Stericycle's indebtedness to any replacement lender.

           (f) NOTE. Each Loan shall be evidenced by a note from Stericycle in the form of the subordinated note attached as EXHIBIT B (the "Note").

           (g) WARRANTS. Stericycle shall issue to the Lenders warrants, in the form of the common stock purchase warrant attached as EXHIBIT C (the "Warrants"), to purchase shares of Stericycle's Common Stock as follows:

                (1) Upon execution of this Agreement by the parties, Stericycle shall issue a Warrant to each Lender for a number of shares of Stericycle's common stock equal to the quotient obtained by first (i) multiplying the Lender's Loan Commitment by 0.05, and then (ii) dividing the product obtained by the Closing Price on the last trading day preceding the date of this Agreement. The exercise price per share shall be the Closing Price on the last trading day preceding the date of this Agreement.

                (2) Upon disbursement of each Loan, Stericycle shall issue a Warrant to the Lender for a number of shares of Common Stock equal to the quotient obtained by first (i) multiplying the amount of the Lender's Loan by 0.30, and then (ii) dividing the product obtained by the Closing Price on the last trading day preceding the date of disbursement of the Lender's Loan. The exercise price per share shall be the Closing Price on the last trading day preceding the date of disbursement.

       3. STERICYCLE'S REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement, Stericycle represents and warrants to Sellers that the statements in this Paragraph 3 are true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as of the date of disbursement of each Loan as if made on and as of the date of disbursement:

           (a) Stericycle has the corporate right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and Stericycle's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action.

           (b) This Agreement constitutes, and upon Stericycle's execution and delivery of each Note and Warrant, each Note and Warrant will constitute, a legal, valid and binding obligation of Stericycle, enforceable against it in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies).

           (c) Stericycle is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its business as it


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       is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

           (d) Stericycle's execution, delivery and performance of this Agreement will not, either directly or indirectly (and with or without notice or the passage of time or both): (i) violate or conflict with any organizational document of Stericycle or any resolution adopted by its board of directors or stockholders; or (ii) result in a breach of or default by Stericycle under any Contract (other then the LNB Credit Agreement, the breach of which has been waived by LNB).

           (e) Except for (i) reports and disclosures to comply with applicable securities laws and (ii) the consent of LNB under the LNB Credit Agreement (which has been obtained), Stericycle's execution, delivery and performance of this Agreement do not require any notice to, filing with, permit from or other consent or approval of any governmental body or other person.

       4. CONDITIONS TO LOANS. The obligation of each Lender to make any Loan that the Lender is otherwise required to make under this Agreement is subject to satisfaction of both of the following conditions:

           (a) Stericycle is not in breach or default under any provision of this Agreement or under any Note that it may have delivered pursuant to this Agreement; and

           (b) Stericycle's representations and warranties in Paragraph 3 are true and correct in all material respects as of the date of disbursement of the Loan as if made on and as of the date of disbursement.

       5. SUBORDINATION. Each Lender agrees that payment of the Note or Notes that Stericycle may issue and deliver to the Lender pursuant to this Agreement shall be subject and subordinate to Stericycle's payment of its obligations to LNB under the Credit Agreement and to Stericycle's payment of its obligations to any subsequent institutional lender replacing LNB. Each Lender agrees that, upon Stericycle's request, he will execute and deliver a subordination agreement to LNB in the form that it may require, and that upon Stericycle's request, he will execute and deliver a subordination agreement to any institutional lender replacing LNB in the form that the replacement lender may require.

       6. RELATIVE PRIORITY AMONG NOTES. All rights under each Note rank shall rank equally with the rights under all of the other Notes, and no holder of any Note shall have rights senior to the rights of the holder of any other Note. Stericycle shall not make any payment or prepayment in respect of any Note unless it makes payments or prepayments in respect to all other Notes pro-rata in proportion to the outstanding principal amount of each Note.

       7. LENDERS' REPRESENTATIONS AND WARRANTIES. Each Lender, for himself alone, represents and warrants to Stericycle in respect to Lender's acquisition of the Notes and the Warrants as follows:

           (a) The Lender is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended.

           (b) The Lender is acquiring the Notes and Warrants for his own account as principal, for investment purposes, and not with a present view to the further sale or distribution of the Notes or Warrants or the shares of Common Stock issuable pursuant to exercise of the Warrants.

           (c) The Lender acknowledges that the Notes and Warrants, and the shares of Common Stock issuable pursuant to exercise of the Warrants, will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws.

       8. AMENDMENTS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party or parties to be bound by the modification or amendment.

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       9.  CAPTIONS.  The captions of paragraphs and subparagraphs of this
Agreement are for convenience only and shall not affect this the construction or interpretation of this Agreement.

       10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement and all of which, when taken together, shall be considered to constitute one and the same agreement.

       11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Illinois without regard to conflicts of law principles.

       12. BINDING EFFECT. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of parties and their respective heirs, legal representatives, successors and assigns.


                            STERICYCLE, INC.


                            By  /s/ Frank J.M. ten Brink
                                --------------------------------
                                    Frank J.M. ten Brink
                                    Vice President, Finance
                                    and Chief Financial Officer


                                 /s/ Jack W. Schuler
                                --------------------------------
                                     JACK W. SCHULER


                                 /s/ Mark C. Miller
                                --------------------------------
                                     MARK C. MILLER


                                 /s/ Rod F. Dammeyer
                                --------------------------------
                                     ROD F. DAMMEYER


                                 /s/ John Patience
                                --------------------------------
                                     JOHN PATIENCE


                                 /s/ Peter Vardy
                                --------------------------------
                                     PETER VARDY


                                 /s/ L. John Wilkerson, Ph.D.
                                --------------------------------
                                     L. JOHN WILKERSON, PH.D.


                                      4

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                                                                       EXHIBIT A

                                LOAN COMMITMENTS


     LENDER                                                   LOAN COMMITMENT

Jack W. Schuler                                               $    1,000,000

Mark C. Miller                                                     1,000,000

Rod F. Dammeyer                                                    1,000,000

John Patience                                                      1,000,000

Peter Vardy                                                          500,000

L. John Wilkerson, Ph.D.                                           1,000,000



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